Exhibit 99.1

CARDIOVASCULAR SYSTEMS, INC. REPORTS FISCAL 2019
SECOND-QUARTER FINANCIAL RESULTS

Conference Call Scheduled for Today, January 30, 2019, at 3:30 PM CT (4:30 PM ET)

•	Revenues of $60.2 million increased 14.4% from second quarter last year

•	Net income was $0.5 million, or $0.01 per diluted share

•	Company reiterates fiscal 2019 revenue guidance

•	Orbital atherectomy launched in Asia, Europe and the Middle East

•	Diamondback 360® Coronary OAS with Classic Crown and ViperWire Advance® FlexTip guidewire approved in Japan

•	First patients in United States treated with OrbusNeich Teleport® Microcatheter

St. Paul, Minn., January 30, 2019 – Cardiovascular Systems, Inc. (CSI®) (NASDAQ: CSII), a medical device company developing and commercializing innovative interventional treatment systems for patients with peripheral and coronary artery disease, today reported financial results for its fiscal second quarter, ended December 31, 2018.

CSI’s second-quarter revenues were $60.2 million, an increase of $7.6 million, or 14.4%, from the second quarter of fiscal 2018. Gross profit margin remained healthy at 80.9%, but declined modestly compared to last year due to increased revenues from international distributors, and domestic sales of coronary balloons and peripheral guidewires.

Selling, general and administrative expenses increased 11.1% to $41.1 million due to increased investments to support international expansion. Research and development expenses increased 13.2% to $7.2 million as a result of planned new product development and patient enrollment costs in the ECLIPSE clinical trial.

Second-quarter net income was $0.5 million, or $0.01 per basic and diluted share, compared to a net loss of $0.4 million, or $0.01 per basic share, in the prior-year period. Adjusted EBITDA totaled $4.0 million.

Scott Ward, CSI’s Chairman, President and Chief Executive Officer, said, “We are driving market leading performance with orbital atherectomy and we are executing on our key growth initiatives to introduce new products and launch our business in new markets around the world.”

Distribution Partner OrbusNeich Launched Orbital Atherectomy in Several New Geographies

•
In November, CSI announced the first patient in Hong Kong was treated with the Diamondback 360® Coronary Orbital Atherectomy System (OAS), representing the first international coronary procedure as a result of the company’s distribution agreement with OrbusNeich.

•	In November, the first patients in Germany were treated with the Stealth 360® Peripheral OAS, representing the first commercial use of Peripheral OAS in Europe.

•	In January, the first patients in the United Arab Emirates were treated with the Diamondback 360® Coronary OAS, representing the first use of OAS in the Middle East.

Cardiovascular Systems, Inc.
January 30, 2019

Diamondback 360® Coronary OAS with Classic Crown and ViperWire Advance® FlexTip Guidewire Approved in Japan
On January 2, CSI announced that Japan’s Ministry of Health, Labor and Welfare (MHLW) approved the Diamondback 360® Coronary OAS with Classic Crown (Classic Crown) and ViperWire Advance® Coronary Guidewire FlexTip (FlexTip).

Classic Crown is the market-leading coronary atherectomy device in the United States. Classic Crown utilizes a 1.25mm eccentrically mounted diamond-coated crown and a patented combination of centrifugal force and differential sanding to safely modify arterial calcium. This device now features GlideAssist®, which allows for tracking, easier removal and smoother repositioning of the device – particularly in challenging anatomies.

FlexTip is a unique new atherectomy guidewire with a nitinol core and shapeable stainless-steel tip for increased flexibility and kink-resistance, improved navigation, and reduced guidewire bias in complex coronary vessels.

Said Ward, “Continuous innovation in our core technology is a priority at CSI. With the simultaneous launch of Classic Crown, GlideAssist and FlexTip, physicians in Japan now have access to a full range of new technologies that will improve the quality of care for patients with complex and calcified coronary artery disease.”

First Patients in United States Treated with OrbusNeich Teleport® Microcatheter
In December, CSI announced that the first patients in the United States were treated using the OrbusNeich® Teleport Microcatheter (Teleport), which recently received U.S. Food and Drug Administration (FDA) 510(k) clearance.

Microcatheters are used to provide support and safe guidewire exchange during complex cardiovascular procedures. Teleport is a new generation microcatheter designed for deliverability and support, with a unique and robust tip designed to enable access in the most challenging lesions.

Said Ward, “We are committed to building a comprehensive cardiovascular company and leveraging our commercial footprint and clinical value to become the partner of choice in the revascularization of patients with complex peripheral and coronary artery disease. The clearance of the Teleport Microcatheter complements our emphasis on providing advanced solutions for the most difficult coronary and peripheral lesions.”

Company Updates Fiscal 2019 Guidance
Ward concluded, “Revenues grew 13.8% during the first half of fiscal 2019. Our key revenue drivers came in on plan; domestic atherectomy grew 10% and we added $4.2 million in new revenue from international distributors and the domestic sale of OrbusNeich angioplasty balloons and ZILIENT™ guidewires. We anticipate similar contributions from these drivers during the second half of fiscal 2019. As a result, we remain on track to achieve the midpoint of our fiscal 2019 revenue guidance range.

“In conjunction with our pre-announcement of second quarter revenue results on January 7, we narrowed our fiscal 2019 revenue expectations to a range of $243 million to $247 million from a range of $240 million to $250 million. Our gross margin and profitability expectations for fiscal 2019 remain consistent with the financial guidance we provided at our analyst day meeting on July 31, 2018.”

For the fiscal 2019 ending June 30, 2019, CSI anticipates:

•	Revenue in a range of $243 million to $247 million;

•	Gross profit as a percentage of revenues of about 80%;

•	Net loss equal to 1%-2% of revenue; and

•	Positive Adjusted EBITDA.

Cardiovascular Systems, Inc.
January 30, 2019

Conference Call Scheduled for Today at 3:30 p.m. CT (4:30 p.m. ET)
Cardiovascular Systems, Inc. will host a live conference call and webcast of its fiscal second-quarter results today, January 30, 2019, at 3:30 p.m. CT (4:30 p.m. ET). To access the call, dial (833) 241-7255 and enter the access number 7499798. Please dial in at least 10 minutes prior to the call. To access the live webcast, go to the events section of the company’s investor relations website, https://investors.csi360.com/events-and-presentations/events-calendar/default.aspx, and click on the webcast link.

Use of Non-GAAP Financial Measures
To supplement CSI's consolidated condensed financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), CSI uses certain non-GAAP financial measures in this release. Reconciliations of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in tables later in this release immediately following the consolidated statements of operations. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for CSI's financial results prepared in accordance with GAAP.

About Peripheral Artery Disease (PAD)
As many as 18 million Americans, most over age 65, suffer from PAD, which is caused by the accumulation of plaque in peripheral arteries reducing blood flow. Symptoms include leg pain when walking or at rest. Left untreated, PAD can lead to severe pain, immobility, non-healing wounds and eventually limb amputation. With risk factors such as diabetes and obesity on the rise, the prevalence of PAD is growing at double-digit rates.

Millions of patients with PAD may benefit from treatment with orbital atherectomy utilizing the Stealth 360® and Diamondback 360® Peripheral Orbital Atherectomy Systems, minimally invasive catheter systems developed and manufactured by CSI. These systems use a diamond-coated crown, attached to an orbiting shaft, which sands away plaque while preserving healthy vessel tissue — a critical factor in preventing reoccurrences. Balloon angioplasty and stents have significant shortcomings in treating hard, calcified lesions. Stents are prone to fractures and high recurrence rates, and treatment of hard, calcified lesions often leads to vessel damage and suboptimal results.

About Coronary Artery Disease (CAD)
CAD is a life-threatening condition and a leading cause of death in men and women in the United States. CAD occurs when a fatty material called plaque builds up on the walls of arteries that supply blood to the heart. The plaque buildup causes the arteries to harden and narrow (atherosclerosis), reducing blood flow. The risk of CAD increases if a person has one or more of the following: high blood pressure, abnormal cholesterol levels, diabetes, or family history of early heart disease. According to the American Heart Association, 16.3 million people in the United States have been diagnosed with CAD, the most common form of heart disease. Heart disease claims more than 600,000 lives in the United States each year. According to estimates, significant arterial calcium is present in nearly 40% of patients undergoing a percutaneous coronary intervention (PCI). Significant calcium contributes to poor outcomes and higher treatment costs in coronary interventions when traditional therapies are used, including a significantly higher occurrence of death and major adverse cardiac events (MACE).

About Cardiovascular Systems, Inc.
Cardiovascular Systems, Inc., based in St. Paul, Minn., is a medical device company focused on developing and commercializing innovative solutions for treating vascular and coronary disease. The company’s Orbital Atherectomy Systems treat calcified and fibrotic plaque in arterial vessels throughout the leg and heart in a few minutes of treatment time, and address many of the limitations associated with existing surgical, catheter and pharmacological treatment alternatives. The U.S. FDA granted 510(k) clearance for the use of the Diamondback Orbital Atherectomy System in peripheral arteries in August

Cardiovascular Systems, Inc.
January 30, 2019

2007. In October 2013, the company received FDA approval for the use of the Diamondback Orbital Atherectomy System in coronary arteries. The Stealth 360® Peripheral Orbital Atherectomy System (OAS) received CE Mark in October 2014. In March 2017, the company received PMDA approval in Japan for the Diamondback 360® Coronary OAS Micro Crown and reimbursement approval effective February 2018. Over 400,000 of CSI’s devices have been sold to leading institutions worldwide. For more information, visit the company’s website at www.csi360.com.

About OrbusNeich
OrbusNeich® is a global pioneer in the provision of life-changing vascular solutions and offers an extensive portfolio of products that set industry benchmarks in vascular intervention. Current products include the world's first dual therapy stents, the COMBO® Plus and COMBO® Dual Therapy Stents, together with stents, balloons and microcatheters marketed under the names of Azule®, Scoreflex®, Sapphire® II, Sapphire® II PRO, Sapphire® II NC, Teleport® and Teleport® Control as well as products to treat peripheral artery disease: the Jade® and Scoreflex® PTA balloons. OrbusNeich is headquartered in Hong Kong and has operations in Shenzhen, China; Fort Lauderdale, Florida, USA; Hoevelaken, The Netherlands; and Tokyo, Japan. OrbusNeich supplies medical devices to physicians in more than 60 countries. For more information, visit www.OrbusNeich.com.

Safe Harbor
Certain statements in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are provided under the protection of the safe harbor for forward-looking statements provided by that Act. For example, statements in this press release regarding (i) CSI’s anticipated introduction of new products and launching its business in new markets around the world; (ii) the introduction of Classic Crown, GlideAssist and FlexTip in Japan; (iii) CSI’s commitment to building a comprehensive cardiovascular company and leveraging its commercial footprint and clinical value; (iv) revenue growth in the second half of fiscal 2019 and the factors driving such growth; and (v) anticipated revenue, gross profit, net loss and Adjusted EBITDA, are forward-looking statements. These statements involve risks and uncertainties that could cause results to differ materially from those projected, including, but not limited to, regulatory developments, clearances and approvals; approval of our products for distribution in countries outside of the United States; approval of products for reimbursement and the level of reimbursement in the U.S., Japan and other foreign countries; dependence on market growth; agreements with third parties to sell their products; the ability of OrbusNeich to successfully launch CSI products outside of the United States and Japan; our ability to maintain third-party supplier relationships and renew existing purchase agreements; our ability to maintain our relationship with our distribution partner in Japan and with OrbusNeich; the experience of physicians regarding the effectiveness and reliability of the products we sell; the reluctance of physicians, hospitals and other organizations to accept new products; the potential for unanticipated delays in enrolling medical centers and patients for clinical trials; actual clinical trial and study results; the impact of competitive products and pricing; unanticipated developments affecting our estimates regarding expenses, future revenues and capital requirements; the difficulty of successfully managing operating costs; our ability to manage our sales force strategy; our actual research and development efforts and needs; our ability to obtain and maintain intellectual property protection for product candidates; our actual financial resources and our ability to obtain additional financing; fluctuations in results and expenses based on new product introductions, sales mix, unanticipated warranty claims, and the timing of project expenditures; our ability to manage costs; investigations or litigation threatened or initiated against us; court rulings and future actions by the FDA and other regulatory bodies; the effects of hurricanes, flooding, and other natural disasters on our business; issues relating to our saline pump recall; the impact of federal corporate tax reform on our business, operations and financial statements; international trade developments; shutdowns of the U.S. federal government; general economic conditions; and other factors detailed from time to time in CSI’s SEC reports, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. CSI encourages you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this release. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, CSI's actual results may differ materially from the expected results discussed in the

Cardiovascular Systems, Inc.
January 30, 2019

forward-looking statements contained in this release. The forward-looking statements made in this release are made only as of the date of this release, and CSI undertakes no obligation to update them to reflect subsequent events or circumstances.

Product Disclosures:

Peripheral Products
The Stealth 360® PAD System and Diamondback 360® PAD System are percutaneous orbital atherectomy systems indicated for use as therapy in patients with occlusive atherosclerotic disease in peripheral arteries and stenotic material from artificial arteriovenous dialysis fistulae. The systems are contraindicated for use in coronary arteries, bypass grafts, stents or where thrombus or dissections are present. Although the incidence of adverse events is rare, potential events that can occur with atherectomy include: pain, hypotension, CVA/TIA, death, dissection, perforation, distal embolization, thrombus formation, hematuria, abrupt or acute vessel closure, or arterial spasm. See the instructions for use for detailed information regarding the procedure, indications, contraindications, warnings, precautions, and potential adverse events. For further information call CSI at 1-877-274-0901 and/or consult CSI’s website at www.csi360.com.

Coronary Product
Indications: The Diamondback 360® Coronary Orbital Atherectomy System (OAS) is a percutaneous orbital atherectomy system indicated to facilitate stent delivery in patients with coronary artery disease (CAD) who are acceptable candidates for PTCA or stenting due to de novo, severely calcified coronary artery lesions.

Contraindications: The OAS is contraindicated when the ViperWire® guide wire cannot pass across the coronary lesion or the target lesion is within a bypass graft or stent. The OAS is contraindicated when the patient is not an appropriate candidate for bypass surgery, angioplasty, or atherectomy therapy, or has angiographic evidence of thrombus, or has only one open vessel, or has angiographic evidence of significant dissection at the treatment site and for women who are pregnant or children.

Warnings/Precautions: Performing treatment in excessively tortuous vessels or bifurcations may result in vessel damage; The OAS was only evaluated in severely calcified lesions, A temporary pacing lead may be necessary when treating lesions in the right coronary and circumflex arteries; On-site surgical back-up should be included as a clinical consideration; Use in patients with an ejection fraction (EF) of less than 25% has not been evaluated. See the instructions for use before performing Diamondback 360 Coronary OAS procedures for detailed information regarding the procedure, indications, contraindications, warnings, precautions, and potential adverse events. For further information call CSI at 1-877-274-0901 and/or consult CSI’s website at www.csi360.com.

Caution: Federal law (USA) restricts these devices to sale by or on the order of a physician.

Cardiovascular Systems, Inc.
January 30, 2019

Cardiovascular Systems, Inc.
Consolidated Statements of Operations
(Dollars in Thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	December 31		December 31
	2018	2017	2018	2017

Net revenues	$60,206	$52,628	$116,472	$102,304
Cost of goods sold	11,477	9,499	22,052	18,701
Gross profit	48,729	43,129	94,420	83,603
Expenses:
Selling, general and administrative	41,107	37,008	82,349	72,926
Research and development	7,238	6,396	14,655	12,704
Total expenses	48,345	43,404	97,004	85,630
Income (loss) from operations	384	(275)	(2,584)	(2,027)
Other (income) and expense, net	(141)	105	(254)	297
Income (loss) before income taxes	525	(380)	(2,330)	(2,324)
Provision for income taxes	33	33	66	66
Net income (loss)	$492	$(413)	$(2,396)	$(2,390)

Basic earnings per share	$0.01	$(0.01)	$(0.07)	$(0.07)
Diluted earnings per share	$0.01	$(0.01)	$(0.07)	$(0.07)

Basic weighted average shares outstanding	33,507,843	33,112,138	33,466,454	33,040,425
Diluted weighted average shares outstanding	34,120,639	33,112,138	33,466,454	33,040,425

Cardiovascular Systems, Inc.
January 30, 2019

Cardiovascular Systems, Inc.
Consolidated Balance Sheets
(Dollars in Thousands)
(unaudited)

	December 31,	June 30,
	2018	2018

ASSETS
Current assets
Cash and cash equivalents	$118,772	$116,260
Accounts receivable, net	29,906	31,225
Inventories	19,679	16,605
Marketable securities	434	544
Prepaid expenses and other current assets	1,944	2,977
Total current assets	170,735	167,611
Property and equipment, net	28,230	27,744
Patents, net	5,307	5,231
Other assets	2,915	2,766
Total assets	$207,187	$203,352

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$12,998	$10,441
Accrued expenses	24,472	25,776
Deferred revenue	1,519	1,243
Total current liabilities	38,989	37,460
Long-term liabilities
Finance obligation	21,025	21,064
Deferred revenue	7,700	8,946
Other liabilities	875	1,412
Total liabilities	68,589	68,882
Commitments and contingencies	—	—
Total stockholders' equity	138,598	134,470
Total liabilities and stockholders' equity	$207,187	$203,352

Cardiovascular Systems, Inc.
January 30, 2019

Non-GAAP Financial Measures
To supplement CSI's consolidated condensed financial statements prepared in accordance with GAAP, CSI uses a non-GAAP financial measure referred to as "Adjusted EBITDA" in this release.

Reconciliations of this non-GAAP measure to the most comparable U.S. GAAP measure for the respective periods can be found in the following tables. In addition, an explanation of the manner in which CSI's management uses this measure to conduct and evaluate its business, the economic substance behind management's decision to use this measure, the substantive reasons why management believes that this measure provides useful information to investors, the material limitations associated with the use of this measure and the manner in which management compensates for those limitations is included following the reconciliation table.

Adjusted EBITDA
(Dollars in Thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	December 31		December 31
	2018	2017	2018	2017

Net income (loss)	$492	$(413)	$(2,396)	$(2,390)
Less: Other (income) and expense, net	(141)	105	(254)	297
Less: Provision for income taxes	33	33	66	66
Income (loss) from operations	384	(275)	(2,584)	(2,027)
Add: Stock-based compensation	2,770	2,670	5,926	5,740
Add: Depreciation and amortization	831	1,047	1,685	2,090
Adjusted EBITDA	3,985	3,442	5,027	5,803

Use and Economic Substance of Non-GAAP Financial Measures Used by CSI and Usefulness of Such Non-GAAP Financial Measures to Investors
CSI uses Adjusted EBITDA as a supplemental measure of performance and believes this measure facilitates operating performance comparisons from period to period and company to company by factoring out potential differences caused by depreciation and amortization expense and non-cash charges such as stock based compensation. CSI's management uses Adjusted EBITDA to analyze the underlying trends in CSI's business, assess the performance of CSI's core operations, establish operational goals and forecasts that are used to allocate resources and evaluate CSI's performance period over period and in relation to its competitors' operating results. Additionally, CSI's management is evaluated on the basis of Adjusted EBITDA when determining achievement of their incentive compensation performance targets.

CSI believes that presenting Adjusted EBITDA provides investors greater transparency to the information used by CSI's management for its financial and operational decision-making and allows investors to see CSI's results "through the eyes" of management. CSI also believes that providing this information better enables CSI's investors to understand CSI's operating performance and evaluate the methodology used by CSI's management to evaluate and measure such performance.

Cardiovascular Systems, Inc.
January 30, 2019

The following is an explanation of each of the items that management excluded from Adjusted EBITDA and the reasons for excluding each of these individual items:

-- Stock-based compensation. CSI excludes stock-based compensation expense from its non-GAAP financial measures primarily because such expense, while constituting an ongoing and recurring expense, is not an expense that requires cash settlement. CSI's management also believes that excluding this item from CSI's non-GAAP results is useful to investors to understand the application of stock-based compensation guidance and its impact on CSI's operational performance, liquidity and its ability to make additional investments in the company, and it allows for greater transparency to certain line items in CSI's financial statements.

-- Depreciation and amortization expense. CSI excludes depreciation and amortization expense from its non-GAAP financial measures primarily because such expenses, while constituting ongoing and recurring expenses, are not expenses that require cash settlement and are not used by CSI's management to assess the core profitability of CSI's business operations. CSI's management also believes that excluding these items from CSI's non-GAAP results is useful to investors to understand CSI's operational performance, liquidity and its ability to make additional investments in the company.

Material Limitations Associated with the Use of Non-GAAP Financial Measures and Manner in which CSI Compensates for these Limitations

Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for CSI's financial results prepared in accordance with GAAP. Some of the limitations associated with CSI's use of these non-GAAP financial measures are:

-- Items such as stock-based compensation do not directly affect CSI's cash flow position; however, such items reflect economic costs to CSI and are not reflected in CSI's "Adjusted EBITDA" and therefore these non-GAAP measures do not reflect the full economic effect of these items.

-- Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and therefore other companies may calculate similarly titled non-GAAP financial measures differently than CSI, limiting the usefulness of those measures for comparative purposes.

-- CSI's management exercises judgment in determining which types of charges or other items should be excluded from the non-GAAP financial measures CSI uses. CSI compensates for these limitations by relying primarily upon its GAAP results and using non-GAAP financial measures only supplementally. CSI provides full disclosure of each non-GAAP financial measure.

-- CSI uses and detailed reconciliations of each non-GAAP measure to its most directly comparable GAAP measure. CSI encourages investors to review these reconciliations. CSI qualifies its use of non-GAAP financial measures with cautionary statements as set forth above.

Contacts:

Cardiovascular Systems, Inc. Jack Nielsen (651) 202-4919 j.nielsen@csi360.com	Padilla Matt Sullivan (612) 455-1709 matt.sullivan@padillaco.com
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